UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2012

Regal Entertainment Group

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On November 29, 2012, Regal Entertainment Group (the “Company”) announced that it acquired Great Escape Theatres for a cash purchase price of $91 million.  The acquisition adds a total of 25 theatres and 301 screens to the Company’s portfolio and expands the Company’s presence in Georgia, Illinois, Indiana, Kentucky, Missouri, Nebraska, Ohio, Pennsylvania, South Carolina, Tennessee and West Virginia.

The Company also announced that on November 29, 2012, its board of directors declared a special cash dividend in the amount of $1.00 per share of Class A and Class B common stock, payable on December 27, 2012 to the Class A and Class B common stockholders of record on December 11, 2012.

A copy of the press release announcing the acquisition of Great Escape Theatres and the declaration of the special dividend is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company, dated November 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: November 30, 2012	By:	/s/ David H. Ownby
	Name:	David H. Ownby
	Title:	Chief Financial Officer, Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company, dated November 29, 2012.